UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 2, 2025, Jasper Therapeutics, Inc. (the “Company”) issued a press release reporting positive preliminary clinical data from the Company’s ETESIAN Phase 1b study of subcutaneous briquilimab in adult participants with allergic asthma and the completion of its internal investigation into the anomalous lack of clinical response observed in the July 2025 BEACON data for cohort 8 (240mg Q8W) and cohort 9 (240mg /180mg Q8W) and disclosing that the Company will hold a conference call and webinar at 8:00 am Eastern Time on December 2, 2025 to present findings from its investigation into the anomalous results from the BEACON study in CSU reported in July, as well as the preliminary data from the ETESIAN study in asthma.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the presentation to be used in connection with the conference call and webinar on December 2, 2025 is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 2, 2025.
99.2	Presentation – Jasper Therapeutics: ETESIAN Data + Beacon Investigation Update, December 2025.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2025	JASPER THERAPEUTICS, INC.

	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer

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